Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2013 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the year ended December 31, 2012.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
November 8, 2013